SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934


Filed by the Registrant  [ X ]
Filed by a Party other than the Registrant  [   ]
Check the appropriate box:
[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to 240.14a-11 (c) or 240.14a-12
 ...............................................................................
                        Jordan American Holdings, Inc.
               (Name of Registrant as Specified In Its Charter)
 ...............................................................................

Payment of Filing Fee (Check the appropriate box):
[ X ]  No fee required.
[   ]  Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11.
	1)  Title of each class of securities to which transaction applies:
	     _______________________________________________________________

	2)  Aggregate number of securities to which transaction applies:
	     _______________________________________________________________

	3) Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	     _______________________________________________________________

	4)  Proposed maximum aggregate value of transaction:
	     _______________________________________________________________

	5)  Total fee paid:
	     _______________________________________________________________

[    ]    Fee paid previously with preliminary materials.
[    ]    Check box if any part of the fee is offset as provided by Exchange
          Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)  Amount Previously Paid:
	     _______________________________________________________________

	2)  Form, Schedule or Registration Statement No.:
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	3)  Filing Party:
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	4)  Date Filed:
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
                          JORDAN AMERICAN HOLDINGS, INC.
                       1875 SKI TIME SQUARE DRIVE, SUITE ONE
                         STEAMBOAT SPRINGS, COLORADO 80487
                                  (970) 879-1189
                            _________________________

                     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   May 19, 1998
                            _________________________

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Jordan American Holdings, Inc., a Florida corporation (the "Company"), will be held on Tuesday, May 19, 1998, at 3:00 o'clock p.m., Mountain Daylight Time, in the conference room at Timber Run, 2015 Walton Creek Road, Steamboat Springs, Colorado 80487, for the following purposes, all of which are set forth more completely in the accompanying proxy statement:

1. To elect two Directors to serve for three-year terms;

2. To ratify the selection of Arthur F. Bell, Jr. & Associates, L.L.C., as the Company's independent auditor;

3. To amend the Company's 1991 Stock Option Plan; and

4. To transact such other business as may properly come before the meeting.

Pursuant to the Company's Bylaws, the Board of Directors has fixed the close of business on April 8, 1998, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

A FORM OF PROXY AND THE ANNUAL REPORT OF THE COMPANY, INCLUDING ITS FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 1997, ARE ENCLOSED. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          Nea1 Jordan, Chairman of the Board

Steamboat Springs, Colorado
April 20, 1998

                       JORDAN AMERICAN HOLDINGS, INC.
                   1875 SKI TIME SQUARE DRIVE, SUITE ONE
                      STEAMBOAT SPRINGS, COLORADO 80487
                              (970) 879-1189
                     ___________________________________

                              PROXY STATEMENT
                     __________________________________

The enclosed proxy is solicited by the Board of Directors of Jordan American Holdings, Inc., a Florida corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on May 19, 1998 (the "Meeting"). The approximate date on which this statement and the enclosed proxy will first be sent to Shareholders is April 25, 1998. The Form of Proxy provides a space for you to withhold your vote for any proposal. You are urged to indicate your vote on each matter in the space provided. If no space is marked, then the proxy will be voted by the persons therein named at the meeting: 1) for the election of two Directors to serve three-year terms; 2) for the ratification of the selection of Arthur F. Bell, Jr. & Associates, L.L.C., as the Company's independent auditors; 3) to amend the Company's 1991 Stock Option Plan; and 4) in their discretion, upon such other business as may properly come before the Meeting. Whether or not you plan to attend the Meeting, please fill in, sign and return your Form of Proxy in the enclosed envelope, which requires no postage if mailed in the United States.

The cost of proxy solicitation by the Board of Directors will be borne by the Company. In addition to solicitation by mail, Directors, officers and employees of the Company may solicit proxies personally and by telephone and telegraph, all without extra compensation.

At the record date for the meeting, the close of business on April 8, 1998, the Company had 10,408,876 shares outstanding of $.001 par value common stock (the "Common Stock") and 3,000,000 shares of 8% convertible redeemable cumulative preferred stock (the "Preferred Stock"). Each share of Common Stock entitles the holder thereof on the record date to one vote on each matter submitted to a vote of Shareholders. The Preferred Stock is non-voting. Only holders of the Common Stock of record at the close of business on April 8, 1998, are entitled to notice of and to vote at the Meeting. If there are not sufficient votes for approval of any of the matters to be voted upon at the Meeting, then the Meeting may be adjourned in order to permit further solicitation of proxies. The quorum necessary to conduct business at the Meeting consists of a majority of the outstanding shares of Common Stock. The election of Directors will be by a plurality of votes cast, either in person or by proxy, at the Meeting. The approval of the proposals covered by this Proxy Statement, other than the election of Directors, will require an affirmative vote of the holders of a majority of the shares of Common Stock of the Company voting in person or by proxy at the Meeting.

A STOCKHOLDER WHO SUBMITS A PROXY ON THE ACCOMPANYING FORM HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS USE BY DELIVERING A WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY EXECUTING A LATER-DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON. UNLESS AUTHORITY IS WITHHELD, PROXIES THAT ARE PROPERLY EXECUTED WILL BE VOTED FOR THE PURPOSES SET FORTH THEREON.

MANAGEMENT

Directors and Executive Officers

The Company currently has five Directors serving on its Board. The Directors and Executive Officers of the Company are as follows:

Name                          Age       Positions
Charles R. Clark (1)          38        Director; Chief Executive Officer;
                                        Senior Assistant Portfolio Manager

W. Neal Jordan                58        Chairman of the Board;
                                        Chief Investment Officer

Ronald A. Stiller             42        Director; National Sales and
                                        Marketing Director

Terri W. Abady (1)            50        Director

Robert J. Flaherty (1)        64        Director

Frederick A. Whittlesey       35        Secretary; Treasurer; Chief Financial
                                        Officer; Chief Compliance Officer
(1)     Member of the Audit Committee

Charles R. Clark has served as Chief Executive Officer of the Company since October 1, 1997, and as a Director since August 22, 1995. Mr. Clark has also served as Senior Assistant Portfolio Manager of the Company and Vice President of IMPACT Financial Network, Inc. ("IFNI", formerly Management Securities, Inc.) since August 1995. From August 1995, until his appointment as C.E.O., Mr. Clark served as Chief Operating Officer, prior to which time he served as Vice-President of the Company and, beginning in 1991, Technical Research Analyst. From June 1990 through September 1991, he worked as an independent management consultant. Mr. Clark received a B.S. in Management and Administrative Science from the University of Northern Colorado in 1984 and an M.A. in Biblical Studies from Dallas Theological Seminary in 1991. Mr. Clark is a general securities principal registered with the National Association of Securities Dealers, Inc. ("NASD").

W. Neal Jordan has served as the Chairman of the Board of the Company since August 1, 1995, and as a Director of the Company since April 1993. On October 1, 1997, Mr. Jordan was named the Company's Chief Investment Officer, prior to which he served as Chief Executive Officer since August 1, 1995. He served as President and Senior Portfolio Manager of Equity Assets Management, Inc. ("EAM"), a registered investment adviser that became a wholly-owned subsidiary of the Company in 1991, from EAM's inception in 1972 until its merger into the Company on August 1, 1995. Prior to founding EAM, Mr. Jordan worked as an account executive for two New York Stock Exchange member firms and has worked in the investment industry since 1966. Mr. Jordan is also the President of IFNI, which is a registered broker-dealer founded by Mr. Jordan in 1986, a member of the NASD and a wholly-owned subsidiary of the Company since 1991. He is a charter member of the Florida Association of Registered Investment Advisors, a Commodities Trading Advisor registered with the National Futures Association, and a general securities principal and options principal registered with the NASD.

Ronald A. Stiller has served as a Director of the Company since August 20, 1996, and on October 1, 1997, was named the Company's National Sales and Marketing Director. The former President of IMPACT Financial Network, a financial services firm, Mr. Stiller is a professional in the areas of marketing and asset gathering with extensive radio and television experience and exposure. Prior to starting IMPACT Financial Network in September, 1995, Mr. Stiller served as President of Security Financial from July, 1990 to August, 1995 and Stiller & Associates from June, 1981 to June, 1990.

Terri W. Abady was appointed as a Director of the Board on October 1, 1997. Ms. Abady founded Digital Post & Graphics, Inc., which specializes in video graphics, editing, and special effects for advertising and corporate communications. She served as President of the graphic design/film production company from its formation in 1987 until its sale in April 1997. Ms. Abady was actively involved in all aspects of commercial television sales and network and independent broadcasting management. From 1976 until founding her own company in 1987, she served in a series of television sales and management positions, culminating in Station Manager of KTZZ TV in Seattle, Washington.

Robert J. Flaherty has served as a Director of the Company since August 20, 1996. Mr. Flaherty is the President, Editor and Chairman of the Board of Equities magazine, a position he has held since 1981. A Harvard MBA graduate and former award-winning journalist at Forbes magazine, Mr. Flaherty specializes in analysis and promotion of emerging growth companies.

Frederick A. Whittlesey has served as Chief Financial Officer of the Company since January 1, 1996, Chief Compliance Officer since January 1, 1998, and Secretary and Treasurer of the Company since August 1, 1995. From November 1991 through July 1995, he served as Regional Manager for EAM. Mr. Whittlesey received an M.B.A. in 1995 from Dallas Baptist University, an M.A. in 1990 from Dallas Theological Seminary, an M.A. in 1988 from Texas A & M University and a B.A. in history and political science in 1985 from Southern Methodist University. Mr. Whittlesey is a general securities principal registered with the NASD.


Additional Information Regarding the Board of Directors

All current Directors attended all of the meetings of the Board (except Mr. Stiller, who was unable to attend a special meeting held August 26, 1997) and all committee meetings of the Board of which they respectively were members during the fiscal year ended December 31, 1997. There were a total of four regular and four special Board meetings held and two actions taken via written consent during 1997.

The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company. To assist it in carrying out its duties, the Board has delegated certain authority to several standing committees described below. (There is no Nominating Committee nor any committee performing similar functions.)


Committees of the Board of Directors

The Board normally has two committees, which are the Audit and Compensation Committees. The Audit Committee's responsibilities include recommending to the Board the selection of the Company's independent auditors, reviewing the arrangements and scope of the independent audit, and reviewing all financial statements. The Compensation Committee makes recommendations to the Board as to executive salaries, reviews salaries and benefits of executives and recommends bonuses and stock option awards for Directors, officers and other employees of the Company. The Audit Committee held one meeting during 1997. Currently the entire Board is performing the function of the Compensation Committee until such time as a Compensation Committee is formed based on the appointment of three Directors.

Compliance with Section 16(a) of the Exchange Act

The Securities and Exchange Commission has implemented a rule that requires companies to disclose in their proxy statements information with respect to reports that are required to be filed pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, by Directors, officers and 10% shareholders of each company, if any of those reports are not filed timely. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during 1997 and Forms 5, if any, with respect to that year, the Company has determined that all required filings were made in a timely manner.


Executive Officer Compensation

The following tables provide information with respect to the compensation paid by the Company and its subsidiaries to the Company's Executive Officers in all capacities who received combined salary and bonus compensation in 1997 in excess of $100,000.

                            Summary Compensation Table
                                                                     Long Term
                                     Annual Compensation            Compensation
                               --------------------------------     ------------
                                                                     Securities
                                                       Other         Underlying
                                                       Annual         Options/
Name and                          Salary    Bonus   Compensation(l)     SARs
Principal Position        Year     ($)       ($)         ($)            (#)
-----------------------  ------ ---------  --------  -----------    ------------
W. Neal Jordan,           1997   150,000         0         0           12,500
Chairman of the Board;    1996   125,000     9,000    60,122(2)       102,500
Chief Investment Officer  1995   121,669    13,529     1,000(3)             0

Charles R. Clark,         1997   100,000         0         0           13,750
Director; Chief           1996    83,273     9,000     1,500(3)        35,000
Executive Officer         1995    80,000     9,296     1,500(3)        35,000

Ronald A. Stiller         1997    25,000(6)      0     1,000(3)       315,000
Director; National Sales
and Marketing Director

Frederick A. Whittlesey,  1997    79,000         0   39,942(4)              0
Secretary; Treasurer;     1996    65,000     9,000   54,980(4)         23,938
Chief Financial Officer;  1995    21,250(5)  7,175   40,070(4)         56,037
Chief Compliance Officer

(1) The table does not include amounts for personal benefits extended to Executive Officers by the Company, such as, but not limited to, health or life insurance. The Company believes that the incremental cost of those annual benefits during 1995-1997 did not exceed the lesser of $50,000 or 10% of their total annual salary, other compensation and bonus.
(2) Payment of previously deferred compensation and payment for service as a Director.
(3) Cash compensation received for service as a Director of the Company.
(4) Fees earned for solicitation of assets placed under management based on a percentage of management fee revenue. Net management fee revenue to the Company from these assets was approximately $72,000 for 1997, $165,000 for 1996 and $120,000 for 1995. These amounts do not include additional revenues earned by the Company from trading activities from managed accounts solicited by Mr. Whittlesey. The $39,942 also includes other fees earned by Mr. Whittlesey in accordance with the terms of his contract and employment, which are detailed below.
(5) Six months compensation based on an annual salary of $42,500.
(6) Three months compensation based on an annual salary of $100,000.

                   Option/SAR Grants in Last Fiscal Year
                             Individual Grants

                        Number of
                       Securities    % of Total
                       Underlying   Options/SARs  Exercise or
                      Options/SARs   Granted to   Base Price      Expiration
    Name                Granted      Employees     ($/Share)         Date
-------------------   ------------  -----------  ------------    -------------
W. Neal Jordan           12,500         3.6%         $0.66         03/01/2002
Charles R. Clark         13,750         4.0%         $0.60         03/01/2007
Ronald A. Stiller       300,000        86.6%         $1.00         10/01/2007
                         15,000         4.3%         $0.60         03/01/2007


Director Compensation

Beginning January 1, 1997, each non-employee Director of the Company received $500 per calendar quarter for service as a Director and $500 annually for each committee upon which the non-employee Director served. In addition, pursuant to the Company's 1991 Stock Option Plan, as amended, mandatory grants of options to purchase the following number of shares of the Company's Common Stock are to be awarded to Directors on an annual basis: 12,500 shares for serving as a Director; 1,250 shares for Directors serving on one or more committees, and 1,250 shares for serving as Chairman of one or more committees.


Employment Agreements

In August 1991, the Company entered into an employment agreement with W. Neal Jordan, pursuant to which Mr. Jordan serves as the head of the Company's investment advisory business on a full-time basis. The employment agreement, which expires on August 14, 2001, provides for an annual base salary of $150,000 and may be increased by the Board of Directors. Mr. Jordan is entitled to receive a bonus equal to 3% of the consolidated pre-tax earnings of the Company's investment advisory business for each fiscal year during the term of the agreement, provided that such consolidated pre-tax earnings equal or exceed $6 million for each fiscal year after December 31, 1993.

On January 1, 1997, the Company entered into a new employment agreement with Charles R. Clark, pursuant to which Mr. Clark serves as Chief Operating Officer and Senior Assistant Portfolio Manager of the Company on a full-time basis. Mr. Clark's employment agreement, which expires December 31, 1998, provides for an annual base salary of $100,000 for 1997 and an automatic 3% cost-of-living increase for 1998, the latter of which Mr. Clark has waived. On October 1, 1997, Mr. Clark was promoted from Chief Operating Officer and appointed by the Board of Directors as Chief Executive Officer of the Company for no additional compensation. Mr. Clark's salary may be increased by the Board of Directors. Mr. Clark is entitled to receive a bonus (not to exceed 75% of his salary) equal to 3% of the consolidated pre-tax earnings of the Company for each fiscal year during the term of the agreement.

On October 1, 1997, the Company entered into an employment agreement with Ronald A. Stiller, pursuant to which Mr. Stiller serves as National Sales and Marketing Director of the Company on a full-time basis. Mr. Stiller's employment agreement, which expires December 31, 1998, provides for an annual base salary of $100,000 and an automatic 3% cost-of-living increase beginning in 1999 should his contract be extended. Mr. Stiller is also entitled to receive a bonus equal to 3% of the consolidated pre-tax earnings of the Company for each fiscal year during the term of the agreement and other bonuses based on his performance.

On January 1, 1997, the Company entered into a new employment agreement with Frederick A. Whittlesey, pursuant to which Mr. Whittlesey serves as Chief Financial Officer for the Company on a full-time basis. Mr. Whittlesey's employment agreement, which expires December 31, 1998, provides for an annual base salary of $79,000 for 1997 and an automatic 3% cost-of-living increase for 1998, the latter of which Mr. Whittlesey has waived. In June, 1997, Mr. Whittlesey volunteered to assist with the compliance needs of the Company related to the organization, marketing, sales and distribution of the Impact Management Growth Portfolio. In October, 1997 the Board of Directors voted to compensate Mr. Whittlesey for his increased responsibilities in the amount of $2,000 per month retroactive to June 1, 1997, and until such time as the Board re-negotiates Mr. Whittlesey's contract.

On January 1, 1998, Mr. Whittlesey, in addition to serving as Chief Financial Officer, became Chief Compliance Officer for all aspects of regulations related to JAHI as a public company and investment advisory firm, its broker-dealer operations and the Company's involvement with the Impact Management Growth Portfolio, a registered investment company. Mr. Whittlesey also receives as compensation 15% of the net savings to the Company from his re-negotiation of the Company's clearing costs associated with the Company's broker-dealer and 25% of investment advisory management fees from client accounts which were solicited by Mr. Whittlesey. Mr. Whittlesey is also entitled to receive a bonus (not to exceed 75% of his salary) equal to 1% of the consolidated pre-tax earnings of the Company for each fiscal year during the term of the agreement and other bonuses based upon his performance.


Certain Transactions

As of March 19, 1998, approximately 17% of the Company's issued and outstanding shares of Common Stock was held in the Company's client accounts. From May 1993 until April 1997, the Company has had a policy providing that purchases or sales of the Company's stock for the Company's client accounts be made only upon the direction of the respective clients. In April of 1997, the Board of Directors unanimously voted to discontinue all directed purchasing activities for clients related to the Company's stock and warrants and to only sell the Company's securities as instructed in writing by the client(s). See "VOTING SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

Another potential conflict of interest that exists as a result of Mr. Jordan's interest in the Company and control over the Company's client accounts is that Mr. Jordan may be faced with the issue of whether to advise the Company's clients to sell stock of the Company, the sale of which may have an adverse effect on Mr. Jordan's security holdings in the Company. Mr. Jordan is limited only by his fiduciary obligation to the Company's clients.

    VOTING SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 25, 1998, certain information regarding the Company's Common Stock owned of record or beneficially by
(i) each person who owns beneficially more than 5% of the Company's outstanding Common Stock; (ii) each of the Company's Directors and Executive Officers; and (iii) all Directors and Executive Officers as a group.

Name and Address                         Amount and Nature of         Percent
of Beneficial Owner                      Beneficial Ownership (1)     of Class
--------------------------------------   ------------------------     --------
W. Neal Jordan (2)(3)                           3,819,656               36.7%
1875 Ski Time Square Drive, Suite One
Steamboat Springs, CO 80487

Kirkland S. & Rena B. Lamb Foundation (5)         750,000                7.2%
5612 Meletio
Dallas, Texas 75230

Frederick A. Whittlesey (3)(6)                     62,500                 *
8418 Northview Pass
Fair Oaks Ranch, TX  78015

Charles R. Clark (3)(4)(7)                         22,100                 *
1875 Ski Time Square Drive, Suite One
Steamboat Springs, CO 80487

Terri W. Abady (3)                                      0                 0
1554 E. Garfield
Seattle, WA  98112

Robert J. Flaherty (3)                                  0                 0
28 Tunstall
Scarsdale, NY  10583

Ronald A. Stiller (3)                                   0                 0
870 Blue Ridge Road
Pittsburgh, PA  15239

All Directors and Executive Officers
as a group (5 Persons)                          3,903,256               37.5%
---------------------------------------
* Less than 1 %.

(1) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.
(2) Does not include 334,095 shares issuable upon exercise of the IPO Underwriter's warrants and stock purchase warrants included therein owned by Mr. Jordan nor the 1,723,823 shares and 561,488 shares underlying warrants that are held in the Company's client accounts over which the Company exercises discretionary investment control, except for transactions in securities issued by the Company (see Certain Transactions above regarding the Company's securities held in client accounts).

(3) Does not include stock options, all of which currently have a market value at or below the option exercise prices.
(4) Excludes 550,600 shares of which Mr. Clark is the trustee for certain trusts established for Mr. Jordan's children, as to which shares Mr. Clark disclaims any beneficial interest.
(5) Does not include 857,143 shares issuable upon conversion of 3,000,000 shares of Preferred Stock. The Preferred Stock is non-voting.
(6) Mr. Whittlesey's 62,500 shares include 44,300 shares of common stock owned by his relatives and do not include 75,000 shares issuable upon exercise of stock purchase warrants owned by Mr. Whittlesey and his relatives.
(7) Mr. Clark's 22,100 shares include 13,100 shares of common stock owned by his relatives and do not include 5,000 shares issuable upon exercise of stock purchase warrants owned by Mr. Clark's relatives.


PROPOSALS TO SHAREHOLDERS

The Board of Directors unanimously approved the following proposals as of February 10, 1998, for presentation to the Company's shareholders:


1. Election of Directors

The Board is presently composed of five Directors divided into three classes, with all Directors in each class serving staggered three year terms or until their respective successors are qualified and elected. W. Neal Jordan is a Class I Director, re-elected as a Director of the Company in 1996 and serves until the 1999 Annual Meeting of Shareholders. Ronald A. Stiller is a Class I Director, re-elected as a Director of the Company in 1997 and serves the balance of a Class I Director's term until the 1999 Annual Meeting of Shareholders. Robert J. Flaherty is a Class II Director, re-elected as a Director of the Company in 1997, and serves until the 2000 Annual Meeting of Shareholders. Charles R. Clark is a Class III Director, re-elected as a Director of the Company in 1996 to serve the balance of a Class III Director's term until the 1998 Annual Meeting of Shareholders; as a result, he is up for election this year to serve a Class III Director's term until the 2001 Annual Meeting of Shareholders. Terri W. Abady was elected as a Class III Director of the Company on October 1, 1997; as a result, she is up for election this year to serve a Class III Director's term until the 2001 Annual Meeting of Shareholders.

Consequently, Mr. Clark and Ms. Abady are Board nominees for Class III Directors and are proposed to be elected for terms of three years. For biographical information regarding nominees, please see "MANAGEMENT - Directors and Executive Officers."

It is intended that the votes will be cast pursuant to the accompanying proxy for the two nominees named above, unless otherwise directed. The Board has no reason to believe that either nominee will become unavailable to serve if elected. However, if any nominee should be unavailable, then proxies solicited by the Board will be voted for the election of a substitute nominee designated by the Board.

W. Neal Jordan, by reason of his ownership of record of approximately 37% of the outstanding shares of the Company, may be in a position to elect all of the Directors of the Company and thereby control the Company.

Proxies cannot be voted for a greater number of persons than the two nominees named above. The Directors will be elected by a plurality of the votes cast, either in person or by proxy, at the Meeting. Votes cast as abstentions will not be counted as votes for or against the election of the Directors and therefore will have no effect on the number of votes necessary to elect the Directors. So-called "broker non-votes" (brokers failing to vote by proxy shares of the Company's Common Stock held in nominee name for customers) will not be counted at the Meeting and also will have no effect on the number of votes necessary to elect a Director.

The Board recommends a vote in favor of the proposed nominees for election to the Board.


2. Ratification of Selection of Independent Auditor

It is intended that the votes will be cast pursuant to the accompanying proxy for the ratification of Arthur F. Bell, Jr. & Associates, L.L.C. ("Bell"), as the Company's independent auditor, unless otherwise directed. Bell's service as the Company's independent auditor began with the audited financial statements for 1995.

Upon the recommendation of one of the Company's former Directors, the Company selected Bell to act as the Company's independent auditor, given its experience in audits of companies in the securities business. No member of Bell or any associate thereof has any financial interest in the Company or its subsidiaries. By mutual agreement, a member of that firm will not attend the Meeting and therefore will not have the opportunity to make a statement or be available to respond to questions.

Shareholder approval of the Company's auditor is not required under Florida law. The Board is submitting its selection of Bell to its shareholders for ratification in order to determine whether the shareholders generally approve of the Company's auditor. If the selection of Bell is not approved by the shareholders, the Board will reconsider its selection.

The Board recommends a vote in favor of this proposal.


3. Amendment of the Company's 1991 Stock Option Plan

In 1991, the Company's Board of Directors approved the Company's 1991 Stock Option Plan, as amended ("Plan"), which was subsequently approved by the Company's shareholders. The purpose of the Plan is to enable the Company to offer to its Directors, officers and other key employees an incentive to continue in the employ of the Company and to increase their identification with the interests of the Company's shareholders through additional ownership of the Company's Common Stock. Pursuant to the Plan, the Company has reserved 1,000,000 shares of Common Stock for issuance upon the exercise of granted options, subject to adjustment in certain cases. The Plan is administered by the Company's Compensation Committee, or in lieu thereof, the Board of Directors.

Options granted under the Plan may or may not be "incentive stock options" ("Incentive Options") within the meaning of Section 422(b) of the Internal Revenue Code of 1986 ("Code"), as amended, depending upon the decision of the Compensation Committee on the date of the grant. The exercise price of an option granted under the Plan may not be less than 100% of the fair market value of the Company's Common Stock at the date of the grant (110% of such fair market value if the grant is an Incentive Option to an employee who owns more than 10% of the Company's outstanding Common Stock). The period in which options may be exercised is limited to no more than 10 years after the date of the grant (and no more than 5 years after the date of the grant for Incentive Options if the grant is made to an employee who owns more than 10% of the Company's outstanding Common Stock). Options granted under the Plan may not be transferred by a participant in the Plan, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in Section 414(p) of the Code, or Title I of the Employee Retirement Income Security Act or the rules thereunder. Under the Plan, if any shares of Common Stock that are subject to an option cease to be subject to the option, such shares shall again be available for distribution in connection with future grants under the Plan. The Company has registered the underlying shares of Common Stock that may be obtained upon exercise of options issued and to be issued under the Plan pursuant to the Securities Act of 1933, as amended.

The Board has adopted, subject to the approval of the Company's shareholders, two amendments to the Plan. Section 16 of the Plan requires the approval of the Company's shareholders in order to approve the amendments to the Plan. Therefore the Company is requesting the approval of its shareholders for the two amendments to the Plan.

Amendment #1
------------
To amend Section 8(b), entitled "Mandatory Grant of Director Options," so that the annual mandatory grant of options for the purchase of the Company's Common Stock to each Director for service in that capacity be prorated if the Director served in that capacity for less than all of the previous calendar year on a quarterly basis, with service for 45 calendar days or more counting as a full quarter, and so that such section, as so amended, shall read as follows:

  "(b) Mandatory Grant of Director Options. Each calendar year during the term of this Plan, commencing on March 1, 1998, and continuing on each subsequent anniversary date in each following calendar year, there shall be granted to each Director of the Company (whether or not he or she would otherwise be an Employee, as defined in the first sentence of Section 2(g) hereof), as compensation for serving during the entire preceding calendar year as a Director, a member of one or more committees of the Board of Directors and/or as chairman of one or more committees of the Board of Directors, options to acquire that number of shares of Common Stock set forth in the schedule immediately below. If a Director shall serve any of the foregoing capacities for less than the entire preceding calendar year, the number of shares of Common Stock subject to the options granted shall be prorated on a quarterly basis, with service for 45 calendar days or more in any calendar quarter counting as a full calendar quarter of service. Notwithstanding any vesting provisions provided elsewhere in this Plan, options granted to Directors hereunder shall vest immediately upon the Date of Grant. The term of the options so granted shall be as otherwise determined pursuant to the terms of this Plan. Options granted to Directors hereunder may either be Incentive Stock Options or Non-Qualified Options depending upon whether other terms and conditions of such options as specified in this Plan have been satisfied. The schedule for grant of the options described herein is as follows:

                                           Amount of shares    Amount of shares
                        Amount of shares   subject to option  subject to option
                       subject to option      for serving        for serving
                       for serving solely   on one or more    as chairman of one
Date of Grant            as a Director        committees      or more committees
_____________________  __________________  ________________   __________________
Each March 1, after      12,500 Shares       1,250 Shares        1,250 Shares
March 1, 1996, during
the term of this Plan"

Amendment #2
------------
The second amendment would increase the number of shares of Common Stock that may be awarded under the Plan to 2,000,000 shares. The Plan currently authorizes the award of 1,000,000 shares of Common Stock (subject to adjustment as provided in the Plan). The Board of Directors believes that the purposes of the Plan and the best interests of the Company will be furthered by increasing the aggregate number of shares that may be awarded. The Board of Directors wishes to ensure the continued availability of Common Stock that may be awarded to all current and future Directors, officers and employees.

The Board recommends a vote in favor of this proposal.

4. Other Matters

The Board of Directors is not aware of any other business that may come before the Meeting. However, if additional matters properly come before the Meeting, then proxies will be voted at the discretion of the proxy-holders.


STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at the 1999 Annual Meeting of Shareholders of the Company must be received by the Company no later than Friday, January 15, 1999, at its principal executive offices located at 1875 Ski Time Square Drive, Suite One, Steamboat Springs, Colorado 80487,
Attention: Frederick A. Whittlesey, Secretary, for inclusion in the proxy statement and proxy relating to the 1999 Annual Meeting of Shareholders.


ADDITIONAL INFORMATION

A copy of the Company's Annual Report to Shareholders for the year ended December 31, 1997, is being provided to Shareholders with this Proxy Statement.


                                            BY ORDER OF THE BOARD OF DIRECTORS
                                            Neal Jordan, Chairman of the Board

April 20, 1998
Steamboat Springs, Colorado

                       JORDAN AMERICAN HOLDINGS, INC.
                   1875 SKI TIME SQUARE DRIVE, SUITE ONE
                     STEAMBOAT SPRINGS, COLORADO 80487
                             (970) 879-1189

                               FORM OF PROXY
          PROXY FOR ANNUAL MEETING OF JORDAN AMERICAN HOLDINGS, INC.
   1875 SKI TIME SQUARE DRIVE, SUITE ONE, STEAMBOAT SPRINGS, COLORADO 80487
                              (970) 879-1189

             SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS OF
                      JORDAN AMERICAN HOLDINGS, INC.

THE UNDERSIGNED hereby appoints Charles R. Clark and Frederick A. Whittlesey, or either of them, with full power of substitution, to vote at the Annual Meeting of Shareholders of Jordan American Holdings, Inc. (the "Company") to be held on May 19, 1998, at 3 o'clock p.m., Mountain Daylight Time, in the conference room at Timber Run, 2015 Walton Creek Road, Steamboat Springs, Colorado 80487, or any adjournment thereof, all shares of the common stock which the undersigned possess and with the same effect as if the undersigned was personally present, as follows:


Proposal (1):  ELECTION OF DIRECTORS

Class III:  Charles R. Clark and Terri W. Abady

( ) For All Nominees Listed Above          ( ) Withhold Authority to Vote for
    (except as marked to the contrary          All Nominees Listed Above
    below)
                    ___________________________________________
   (To withhold vote for any nominee or nominees, print the name(s) above.)


Proposal (2):  RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

( ) For                        ( ) Against                        ( ) Abstain


Proposal (3):  AMENDMENT OF THE COMPANY'S 1991 STOCK OPTION PLAN

  Amendment #1: provide that annual grants to Directors shall be prorated Amendment #2: increase the number of shares reserved for issuance under the Plan

  The amendments in Proposal (3) are joined together and cannot be voted on separately

( ) For                        ( ) Against                        ( ) Abstain


Proposal (4): TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING

( ) In their discretion, the proxy-holders are         ( ) Withhold Authority
    authorized to vote upon such other business
    as may properly come before the meeting or
    any adjournment thereof.
-------------------------------------------------------------------------------

_____________________________________           ____________________________
Signature                                       Date

_____________________________________           ____________________________
Signature                                       Date

(Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, then each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should include their capacity or title.)

                                         Please sign, date and promptly return
                                         this Proxy in the enclosed envelope.